UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.20549

____________________

FORM 8-K

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 16, 2015

WPCS INTERNATIONAL INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-34643	98-0204758
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
Of Incorporation)		Identification No.)

521 Railroad Avenue

Suisun City, California 94585

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:(707) 421-1300

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June5, 2015, WPCS International Incorporated (the “Company”) filed a Form 8-K disclosing that on June 1, 2015, the Company was notified by the Listing Qualifications Staff (the “Staff”) of The NASDAQ Stock Market LLC (“NASDAQ”) that the Company did not meet the minimum stockholders’ equity requirement for continued listing set forth in NASDAQ Listing Rule 5550(b)(1), and that the Staff had determined to delist the Company’s securities unless the Company timely requested a hearing before the NASDAQ Listing Qualifications Panel (the “Panel”). The Company timely requested a hearing before the Panel, which stayed the delisting pending the Panel’s decision.

Subsequently on July 16, 2015, NASDAQ notified the Company that the minimum stockholders’ equity deficiency had been cured and that the Company was in compliance with all applicable listing standards. Therefore the hearing was considered moot and cancelled.

A copy of the press release that discusses this matter is filed as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit Number	Description

99.1	Press Release, dated July 20, 2015

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WPCS INTERNATIONAL INCORPORATED

Date: July 20, 2015	By: /s/ Sebastian Giordano
Name: Sebastian Giordano
Title: Interim Chief Executive Officer